Exhibit 3.0

THIRD AMENDMENT TO LOAN AGREEMENT
AND OTHER LOAN DOCUMENTS

THIS THIRD AMENDMENT TO LOAN AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”) is entered into as of May  10 , 2007 among DGSE COMPANIES, INC., a Nevada corporation (“Borrower”), and TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”).

A. Borrower and Lender are party to that certain Loan Agreement dated as of December 22, 2005 (as modified, amended, renewed, extended, and restated, the “Loan Agreement”).

B. Borrower and Lender have agreed, upon the following terms and conditions, to amend the Loan Agreement and certain other Loan Documents.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

1.  Terms and References. Unless otherwise stated in this Amendment (a) terms defined in the Loan Agreement have the same meanings when used in this Amendment, and (b) references to “Sections” are to the Loan Agreement’s sections.

2.  Amendments to Loan Agreement.

(a)  Section 1.1 is hereby amended by adding the following definitions thereto in alphabetical order:

“EGS Acquisition” means that certain acquisition contemplated by the EGS Acquisition Agreement.

“EGS Acquisition Agreement” means that certain Asset Purchase Agreement, made and entered into as of May 9, 2007, by and among Borrower, EGS Seller, and Teton Technologies Inc., as amended or modified from time to time.

“EGS Acquisition Date” means the date that the EGS Acquisition has been consummated in accordance with the EGS Acquisition Agreement and such EGS Acquisition is effective under all applicable Laws.

“EGS Seller” means Euless Gold & Silver, Inc., a Texas corporation.

“EGS Seller Note” means the promissory note, in form and substance acceptable to Lender, executed by Borrower in favor of EGS Seller in connection with the EGS Acquisition.

“EGS Subordination Agreement” means that certain Subordination Agreement executed by Borrower, EGS Seller, and Lender, as amended or modified from time to time.

(b) Section 1.1 is hereby further amended by deleting the definitions of “Commitment,” “Loan Documents,” “Permitted Subordinated Debt,” and “Termination Date” therefrom, and substituting the following in lieu thereof:

“Commitment” means the obligation of Lender to make Revolving Credit Advances pursuant to Section 2.1 in an aggregate principal amount at any time outstanding up to but not exceeding Three Million Six Hundred Thousand Dollars ($3,600,000) in the aggregate, subject, however, to termination pursuant to Section 10.2.

“Loan Documents” means this Agreement, the Superior Subordination Agreement, the Stanford Intercreditor Agreement (to the extent such documents are executed by the applicable parties), the EGS Subordination Agreement, and all promissory notes, security agreements, subordination agreements, deeds of trust, assignments, letters of credit, guaranties, and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, restated, extended, supplemented, replaced, consolidated, substituted, or otherwise changed from time to time.

“Permitted Subordinated Payments” means (a) permitted scheduled payments on any Superior Loans as permitted by the Superior Subordination Agreement, and (b) permitted scheduled payments on the EGS Seller Note as permitted by the EGS Subordination Agreement.

“Termination Date” means 11:00 a.m., Dallas, Texas time on June 22, 2008, or such earlier date on which the Commitment terminates as provided in this Agreement.

(c) Section 8.1 is hereby deleted, and the following Section 8.1 is substituted in lieu thereof:

Section 8.1. Debt. Borrower will not incur, create, assume, or permit to exist, and will not permit any Restricted Subsidiary to incur, create, assume, or permit to exist, any Debt, except:

(a)  Debt to Lender;

(b)  Existing Debt described on Schedule 8.1 hereto;

(c)  Debt incurred pursuant to the Stanford Limited Guaranty;

(d)  On and after the Merger Effective Date, Superior Loans;

(e)  On and after the EGS Acquisition Date, the Debt evidenced by the EGS Seller Note; and

(f) Additional Debt not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate.

(d) Section 8.3 is hereby deleted, and the following Section 8.3 is substituted in lieu thereof:

Section 8.3 Mergers, Etc. Borrower will not, and will not permit any Subsidiary to, become a party to a merger or consolidation, or purchase or otherwise acquire all or any part of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate; provided that this Section 8.3 shall not prohibit (a) the Merger, unless a Default exists or any of the conditions or requirements set forth in the Consent Letter are not satisfied on or prior to the Merger Effective Date, or (b) the EGS Acquisition, unless a Default exist.

(e) Section 8.10 is hereby deleted in its entity, and the following new Section 8.10 is substituted in lieu thereof:

Section 8.10 Payment of Debt. Borrower (a) will not prepay, and will not permit any Restricted Subsidiary to prepay, any Debt, except the Obligations, (b) will not make, and will not permit any Restricted Subsidiary to make, any payments on the Superior Loans other than Permitted Subordinated Payments, and (c) will not make, and will not permit any Restricted Subsidiary to make, any payments on the Debt evidenced by the EGS Seller Note, other than Permitted Subordinated Payments.

(f) Section 9.1 is hereby deleted in its entity, and the following new Section 9.1 is substituted in lieu thereof:

Section 9.1 Consolidated Tangible Net Worth. Borrower shall not permit, as of any date, Tangible Net Worth of Borrower and its Subsidiaries, on a consolidated basis, to be less than Six Million Dollars ($6,000,000).

(g) Exhibit B (but not Schedule A to Exhibit B) attached to the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit B attached hereto.

3.  Amendment to Revolving Credit Note.

(a) The Revolving Credit Note is hereby amended by deleting each reference to (i) “3,000,000” and replacing it with “3,600,000,” and (ii) “Three Million Dollars” and replacing it with “Three Million Six Hundred Thousand Dollars”.

(b) The Revolving Credit Note is hereby amended by deleting the definition on “Maturity Date” therefrom, and substituting the following in lieu thereof:

“Maturity Date” means June 22, 2008.

4.  Amendment to Term Note. The Term Note is hereby amended by deleting the definition on “Maturity Date” therefrom, and substituting the following in lieu thereof:

“Maturity Date” means June 22, 2008.

5.  Amendments to Other Loan Documents.

(a)  All references in the Loan Documents to the Loan Agreement shall henceforth include references to the Loan Agreement, as modified and amended hereby, and as may, from time to time, be further amended, modified, extended, renewed, and/or increased. All references in the Loan Documents to the Notes shall henceforth include references the other Notes as amended hereby, and as may, from time to time, be further amended, modified, renewed, extended, and/or restated.

(b)  Any and all of the terms and provisions of the Loan Documents are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.

6.  Conditions Precedent. This Amendment shall not be effective until (a) all representations and warranties set forth in this Amendment are true and correct, (b) Lender receives executed copies of the following: (i) this Amendment, including the ratifications attached hereto, (ii) the EGS Subordination Agreement, and (iii) certified copies of the EGS Acquisition Agreement and EGS Seller Note, containing a reference to the EGS Subordination Agreement, (c) Lender receives an amendment fee in the amount of Six Thousand Dollars ($6,000), together with payment of the estimated reasonable fees and expenses of Lender’s counsel incurred in connection with this Amendment in immediately available funds, (d) Borrower shall have acquired good title, free and clear of all Liens except as otherwise disclosed in the ESG Acquisition Agreement, to all property acquired by Borrower pursuant to the ESG Acquisition, (e) Lender receives a certificate of incumbency for Borrower certified by its Secretary or an Assistant Secretary of such Borrower certifying (i) the name of each of its officers who is authorized to sign this Amendment and the other documents executed in connection therewith, (ii) a true and correct copy of the resolutions of the directors of such Borrower which authorize its execution and delivery of this Amendment and the other documents executed in connection therewith, and the performance of the Loan Documents as amended hereby, and (iii) that the charter and bylaws of such Borrower have not been amended since December 22, 2005, and that the same are still in effect, and (f) Lender receives satisfactory certificates of existence and good standing for Borrower.

7.  Ratifications. Borrower (a) ratifies and confirms all provisions of the Loan Documents as amended by this Amendment, (b) ratifies and confirms that all Liens granted, conveyed, or assigned to Lender under the Loan Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure full payment and performance of the present and future Obligations, and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents, and certificates as Lender may request in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens.

8.  Representations. Borrower represents and warrants to Lender that as of the date of this Amendment: (a) this Amendment and the other Loan Documents to be delivered under this Amendment have been duly authorized, executed, and delivered by Borrower; (b) other than the filing of the Loan Agreement and this Amendment with the Securities and Exchange Commission, no action of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by Borrower of this Amendment; (c) the Loan Documents, as amended by this Amendment, are valid and binding upon Borrower and are enforceable against Borrower in accordance with their respective terms, except as may be limited by Debtor Relief Laws; (d) the execution, delivery, and performance by Borrower of this Amendment do not require the consent of any other Person and do not and will not constitute a violation of any laws, agreements, or understandings to which Borrower is a party or by which Borrower is bound; (e) all representations and warranties in the Loan Documents are true and correct in all material respects; and (f) after giving effect to this Amendment, no Default or Event of Default exists.

9.  Miscellaneous. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment must be construed -- and its performance enforced -- under Texas law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

10.  Maximum Interest Rate. Regardless of any provision contained in any of the Loan Documents, Lender shall never be entitled to receive, collect, or apply as interest (whether termed interest herein or deemed to be interest by operation of law or judicial determination) on the Note any amount in excess of interest calculated at the Maximum Lawful Rate, and, in the event that any Lender ever receives, collects, or applies as interest any such excess, then the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Obligation is paid in full, then any remaining excess shall forthwith be paid to the applicable Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds interest calculated at the Maximum Lawful Rate, Borrower and Lender shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Notes; provided that, if the Notes are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds interest calculated at the Maximum Lawful Rate, then Lender shall refund to the applicable Borrower the amount of such excess or credit the amount of such excess against the principal amount of the Notes and, in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of interest calculated at the Maximum Lawful Rate.

11.  Entireties. The Loan Agreement as amended by this Amendment represents the final agreement between the parties about the subject matter of the Loan Agreement as amended by this Amendment and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

12.  Parties. This Amendment binds and inures to Borrower, Lender, and their respective successors and assigns.

[Remainder of Page Intentionally Left Blank;
Signature Pages to Follow]

EXECUTED as of the date first stated above.

BORROWER:

DGSE COMPANIES, INC., a Nevada corporation

By: ______________________________________
William H. Oyster, President

LENDER:

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION,
a national banking association

By: ____________________________________________
Paul Howell, Senior Vice President

Signature Page to Third Amendment to Loan Agreement and Other Loan Documents

To induce Lender to enter into this Amendment, the undersigned jointly and severally (a) consent and agree to the execution and delivery of the Amendment, (b) ratify and confirm that all guaranties, assurances, and Liens granted, conveyed, or assigned to Lender under the Loan Documents are not released, diminished, impaired, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure the full payment and performance of all present and future Obligations including the Revolving Credit Note, as amended hereby, and (c) waive notice of acceptance of this consent and agreement, which consent and agreement binds the undersigned and their successors and permitted assigns and inures to Lender and its respective successors and permitted assigns.

GUARANTORS:

                                                                                      DGSE CORPORATION

By: __________________________________
                              William H. Oyster, President

               NATIONAL JEWELRY EXCHANGE, INC.

By: __________________________________
                              William H. Oyster, President

                                                                                      CHARLESTON GOLD & DIAMOND
                                                                                       EXCHANGE, INC.

By: __________________________________
                              William H. Oyster, President

                                                                                      AMERICAN PAY DAY CENTERS, INC.

By: __________________________________
                              John Benson, Secretary

Signature Page to Third Amendment to Loan Agreement and Other Loan Documents

To induce Lender to enter into this Amendment, the undersigned (a) consents and agrees to the execution and delivery of the Amendment, (b) ratifies and confirms that its obligations under the Limited Guaranty dated as of December 22, 2005 (the “Limited Guaranty”) are not released, diminished, impaired, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure the full payment and performance of all present and future Obligations including the Revolving Credit Note, as amended hereby, to the extent set forth in the Limited Guaranty, and (c) waives notice of its acceptance of this consent and agreement, which consent and agreement binds the undersigned and its successors and permitted assigns and inures to Lender and its respective successors and permitted assigns.

LIMITED GUARANTOR:

By: _______________________________________
L.S. Smith, as an individual

Signature Page to Third Amendment to Loan Agreement and Other Loan Documents

EXHIBIT B

COMPLIANCE CERTIFICATE

FOR QUARTER/PERIOD ENDED ________________________ (THE "SUBJECT PERIOD")

LENDER:	TEXAS CAPITAL BANK, National Association

BORROWER:	DGSE COMPANIES, INC., a Nevada corporation

This certificate is delivered under the Loan Agreement (as amended and modified from time to time, the “Agreement”) dated as of December 22, 2005, between Parent, Borrower and Lender. Capitalized terms when used in this certificate shall, unless otherwise indicated, have the meanings set forth in the Agreement. On behalf of Parent and Borrower, the undersigned certifies to Lender that, on the date of this certificate, (a) the financial Statements of Parent and Borrower attached to this certificate were prepared in accordance with GAAP, and present fairly the financial condition and results of operations of Parent and Borrower, with Superior and its consolidated Subsidiaries and without Superior and its consolidated Subsidiaries, as applicable, as of the end of and for the Subject Period, (b) no Default or Event of Default currently exists or has occurred which has not been cured or waived by Lender, and (c) the status of compliance by Parent and Borrower with certain covenants of the Agreement at the end of the Subject Period is as set forth below:

In Compliance as of End of Subject Period (Please Indicate)
1.	Financial Statements and Reports

	(a)	Provide annual audited FYE financial statements within 90 days after the last day of each year.	Yes	No

	(b)	Provide quarterly financial statements within 30 days after the last day of each quarter.	Yes	No

	(c)	Provide monthly financial statements within 30 days after the last day of each month.	Yes	No

	(d)	Provide a monthly Compliance Certificate, Borrowing Base Report, inventory report, Pawn Loan report, and summary accounts receivable aging, within 30 days after the last day of each month.	Yes	No

	(e)	Provide Long Term Inventory Report within 30 days after June 30 and December 31.	Yes	No

	(f)	Provide other required reporting timely.	Yes	No

2.	Subsidiaries None except as listed on Schedule 2		Yes	No

3.	Additional Indebtedness None, except Indebtedness permitted by Section 8.1 of the Agreement.		Yes	No

4.	Liens and Encumbrances; Negative Pledge Agreements None at any time, except Liens permitted by Section 8.2 of the agreement	Yes	No

5.	Limitation of Acquisitions and Mergers. None except those permitted by Section 8.3 of the Agreement.	Yes	No

6.	Dividends and Stock Repurchase. None, except as permitted by Section 8.4 of the Agreement.	Yes	No

7.	Loans and Investments None, except those permitted by Section 8.5 of the Agreement.	Yes	No

8.	Issuance of Equity None, except issuances permitted by Section 8.6 of the Agreement.	Yes	No

9.	Affiliate Transactions None, except issuances permitted by Section 8.7 of the Agreement.	Yes	No

10.	Disposal of Assets other than in the Ordinary Course of Business (Section 8.8 of the Agreement). None at any time without prior written consent of Lender.	Yes	No

11.	Sale and Leaseback Transactions (Section 8.9 of the Agreement). None at any time without prior written consent of Lender.	Yes	No

12.	Prepayment of Debt (Section 8.10 of the Agreement). None at any time without prior written consent of Lender, other than Permitted Suboridnated Debt.	Yes	No

13.	Changes in Nature of Business (Section 8.11 of the Agreement). None at any time without prior written consent of Lender.	Yes	No

14.	Environmental Laws (Section 8.12 of the Agreement). No activity likely to cause violations.	Yes	No

15.	Changes in Fiscal Year; Accounting Practices (Section 8.13 of the Agreement). None at any time without prior written consent of Lender.	Yes	No

16.	No Negative Pledge (Section 8.14 of the Agreement). None.	Yes	No

18.
Fixed Charge Coverage Ratio
Minimum of 1:25 to 1.00. (Defined as current assets divided
by current liabilities).
FCCR =($__________ - $__________ - $ __________) ÷ Debt Service ($ )
EBITDA Cash Taxes  Capital Expenditures
not financed with Indebtedness permitted
under the Credit Agreement (excluding (i) the one-time and non-recurring Capital Expenditures related to (A) the opening of new payday loan stores in an amount not to exceed $70,000, and (B) the expenses related to the opening of Borrower’s new store in Charleston, South Carolina in an amount not to exceed $262,000, and (ii) such other Capital Expenditures approved in writing by Lender, in its sole discretion)

(INCLUDE SCHEDULE A HERETO FOR ITEM 18)
		Yes	No
19.	Tangible Net Worth (TNW) Minimum of at least $6,000,000 at all times. (TNW is defined as consolidated total stockholders' equity plus Subordinated Debt less intangible assets).	Yes	No
20.	Leverage Ratio. Maximum of 1.50 to 1.00 ________________ - _________________ ÷ Liabilities Subordinated Debt ________________ = ____________ Tangible Net Worth	Yes	No

DGSE COMPANIES, INC., a Nevada corporation

By: _____________________________________
Name:
Title: